EMPLOYMENT AGREEMENT


     THIS AGREEMENT, made and entered into as of this 1st day of January, 1996, by and between The Kansas City Southern Railway Company, a Missouri corporation ("Railway"), Kansas City Southern Industries, Inc., a Delaware corporation ("KCSI") and Michael R. Haverty, an individual ("Executive").

     WHEREAS, Executive is now employed by Railway, and Railway, KCSI and Executive desire for Railway to continue to employ Executive on the terms and conditions set forth in this Agreement and to provide an incentive to Executive to remain in the employ of Railway hereafter, particularly in the event of any change in control or ownership of KCSI or Railway (as herein defined), thereby establishing and preserving continuity of management of Railway.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Railway, KCSI and Executive as follows:

     1. Employment. Railway hereby continues the employment of Executive as its President and Chief Executive Officer to have general supervision over, responsibility for and control of the day-to-day business and affairs of Railway, subject to the powers vested in the Railway Board and in the stockholder of Railway. Executive shall have such other powers, duties and responsibilities consistent with his position as President and Chief Executive Officer of Railway as may be prescribed from time to time by the Board. KCSI shall cause Executive to continue to be elected and retained as an Executive Vice President of KCSI and as a Director of Railway and shall use its best efforts to cause Executive to continue to be elected as a Director of KCSI. Executive shall faithfully perform his duties under this Agreement to the best of his ability and shall devote substantially all of his working time and efforts to the business and affairs of Railway and its affiliates; provided, however, that to an extent consistent with the needs of Railway and its affiliates, Executive shall be entitled to expend a reasonable amount of time on civic and philanthropic activities and the management of personal and family investments.

     2.   Compensation.
          (a) Base Compensation. Railway shall pay Executive as compensation for his services hereunder an annual base salary at the rate of Five Hundred Thousand Dollars ($500,000.00). Such rate shall not be increased prior to January 1, 1999 and shall not be reduced except as agreed by the parties or except as part of a general salary reduction program imposed by Railway for non-union employees and applicable to all officers of Railway.
          (b) Incentive Compensation. For the years 1996, 1997 and 1998, Executive shall not be entitled to participate in the KCSI or Railway Incentive Compensation Plan, except as otherwise provided in Paragraph 7 following a change in control of KCSI.
          (c) Stock Options. Executive acknowledges that he has been granted KCSI stock options as follows:
               (i) Options for 100,000 shares of KCSI common stock pursuant to a stock option agreement dated May 15, 1995, representing options at the option price of $38.3125 awarded at the time of Executive s initial employment by Railway in accordance with the Employment Agreement between Executive, Railway, and KCSI dated May 15, 1995 (the "1995 Employment Agreement").
               (ii) Options for the purchase of 150,000 shares of KCSI common stock, pursuant to a stock option agreement dated November 6, 1995, representing options at the option price of Forty-Six Dollars ($46.00) granted to Executive in lieu of Performance Shares which Executive was to have the right to earn under the 1995 Employment Agreement.
               (iii) Options to purchase 45,000 shares of KCSI common, pursuant to a stock option agreement dated January 25, 1996, representing stock options at the option price of $43.1875 awarded to Executive in lieu of a cash bonus for the period of May 15, 1995 through December 31, 1995 as previously provided in the 1995 Employment Agreement.

     Executive acknowledges and agrees that he has received the stock options specified in subparagraphs (ii) and (iii) above in lieu of performance shares and a cash bonus as previously provided in the 1995 Employment Agreement and that Executive has no right or claim under the 1995 Employment Agreement or otherwise for said performance shares or said cash bonus.

     3. Benefits. During the period of his employment hereunder, Railway shall provide Executive with coverage under such benefit plans and programs as are made generally available to similarly situated employees of Railway, provided (a) Railway shall have no obligation with respect to any plan or program if Executive is not eligible for coverage thereunder, and (b) Executive acknowledges that stock options and other stock and equity participation awards are granted in the discretion of the Board of Directors of KCSI (the "KCSI Board") or the Compensation Committee of the KCSI Board and that Executive has no right to receive stock options or other equity participation awards or any particular number or level of stock options or other awards. In determining contributions, coverage and benefits under any disability insurance policy and under any cash compensation-based plan provided to Executive by Railway, it shall be assumed that the value of Executive s annual compensation, pursuant to this Agreement, is 175% of Executive s annual base salary. Executive acknowledges that all rights and benefits under benefit plans and programs shall be governed by the official text of each such plan or program and not by any summary or description thereof or any provision of this Agreement (except to the extent this Agreement expressly modifies such benefit plans or programs) and that neither KCSI nor Railway is under any obligation to continue in effect or to fund any such plan or program, except as provided in Paragraph 7 hereof. Railway also shall reimburse Executive for ordinary and necessary travel and other business expenses in accordance with policies and procedures established by Railway.

     4.   Termination.
          (a) Termination by Executive. Executive may terminate this Agreement and his employment hereunder by at least thirty (30) days advance written notice to Railway, except that in the event of any material breach of this Agreement by Railway, or KCSI, Executive may terminate this Agreement and his employment hereunder immediately upon notice to Railway and KCSI.
          (b) Death or Disability. This Agreement and Executive's employment hereunder shall terminate automatically on the death or disability of Executive, except to the extent employment is continued under Railway s disability plan. For purposes of this Agreement, Executive shall be deemed to be disabled if he qualifies for disability benefits under Railway s long-term disability plan.
          (c) Termination by Railway For Cause. Railway may terminate this Agreement and Executive's employment "for cause" immediately upon notice to Executive. For purposes of this Agreement (except for Paragraph 7), termination "for cause" shall mean termination based upon any one or more of the following:
               (i)  Any material breach of this Agreement by Executive;
               (ii) Executive's dishonesty involving Railway, KCSI or any subsidiary of Railway or KCSI;
               (iii) Gross negligence or willful misconduct in the performance of Executive's duties as determined in good faith by the KCSI Board;
               (iv) Willful failure by Executive to follow reasonable instructions of the Railway Board or KCSI Board concerning the operations or business of Railway or any subsidiary of Railway;
               (v)  Executive's fraud or criminal activity; or
               (vi) Embezzlement or misappropriation by Executive.
          (d)  Termination by Railway Other Than For Cause.
               (i) Railway may terminate this Agreement and Executive's employment other than for cause immediately upon notice to Executive, and in such event, Railway shall provide severance benefits to Executive in accordance with Paragraph 4(d)(ii) below.
               (ii) Unless the provisions of Paragraphs 7 or 8 of this Agreement are applicable, if Executive's employment is terminated under Paragraph 4(d)(i), Railway shall continue, for a period of one (1) year following such termination, (A) to pay to Executive as severance pay a monthly amount equal to one-twelfth (1/12th) of the annual base salary referenced in Paragraph 2(a) above, at the rate in effect immediately prior to termination, and, (B) to reimburse Executive for the cost (including state and federal income taxes payable with respect to this reimbursement) of continuing the health insurance coverage provided pursuant to this Agreement or obtaining health insurance coverage comparable to the health insurance provided pursuant to this Agreement, and obtaining coverage comparable to the life insurance provided pursuant to this Agreement, unless Executive is provided comparable health or life insurance coverage in connection with other employment. The foregoing obligations of Railway shall continue until the end of such one (1) year period notwithstanding the death or disability of Executive during said period (except, in the event of death, the obligation to reimburse Executive for the cost of life insurance shall not continue). In the year in which termination of employment occurs, Executive shall be eligible to receive benefits under the Railway Incentive Compensation Plan and the KCSI Executive Plan (if such Plans then are in existence and Executive was entitled to participate immediately prior to termination) in accordance with the provisions of such plans then applicable, and severance pay received in such year shall be taken into account for the purpose of determining benefits, if any, under the Railway Incentive Compensation Plan but not under the KCSI Executive Plan. After the year in which termination occurs, Executive shall not be entitled to accrue or receive benefits under the Railway Incentive Compensation Plan or the KCSI Executive Plan with respect to the severance pay provided herein, notwithstanding that benefits under such plan then are still generally available to executive employees of Railway.

     After termination of employment, Executive shall not be entitled to accrue or receive benefits under any other employee benefit plan or program, except that Executive shall be entitled to participate in the KCSI Profit Sharing Plan, the KCSI Employee Stock Ownership Plan and the KCSI Section 401(k) Plan (if Railway employees then still participate in such plans) in the year of termination of employment only if Executive meets all requirements of such plans for participation in such year.

     5. Non-Disclosure. During the term of this Agreement and at all times after any termination of this Agreement, Executive shall not, either directly or indirectly, use or disclose any Railway trade secret, except to the extent necessary for Executive to perform his duties for Railway while an employee. For purposes of this Agreement, the term "Railway trade secret" shall mean any information regarding the business or activities of Railway or any subsidiary or affiliate, including any formula, pattern, compilation, program, device, method, technique, process, customer list, technical information or other confidential or proprietary information, that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts of Railway or its subsidiary or affiliate that are reasonable under the circumstance to maintain its secrecy. In the event of any breach of this Paragraph 5 by Executive, Railway shall be entitled to terminate any and all remaining severance benefits under Paragraph 4(d)(ii) or Paragraph 8(c) and shall be entitled to pursue such other legal and equitable remedies as may be available.

     6.   Duties Upon Termination; Survival.
          (a) Duties. Upon termination of this Agreement by Railway or Executive for any reason, Executive shall immediately return to Railway all Railway trade secrets which exist in tangible form and shall sign such written resignations from all positions as an officer, director or member of any committee or board of Railway and all direct and indirect subsidiaries and affiliates of Railway as may be requested by Railway and shall sign such other documents and papers relating to Executive's employment, benefits and benefit plans as Railway may reasonably request.
          (b) Survival. The provisions of Paragraphs 5, 6(a) and 7 of this Agreement shall survive any termination of this Agreement by Railway or Executive, and the provisions of Paragraph 4(d)(ii), or, if applicable, Paragraph 8, shall survive any termination of this Agreement by Railway under Paragraph 4(d)(i).

     7.   Continuation of Employment Upon Change in Control of KCSI.
          (a) Continuation of Employment. Subject to the terms and conditions of this Paragraph 7, in the event of a Change in Control of KCSI (as defined in Paragraph 7(d)) at any time during the term of this Agreement, Executive will remain in the employ of Railway for a period of an additional three years from the date of such Change in Control of KCSI (the "Control Change Date"). In the event of a Change in Control of KCSI, subject to the terms and conditions of this Paragraph 7, Railway shall, for the three year period (the "Three-Year Period") immediately following the Control Change Date, continue to employ Executive at not less than the executive capacity Executive held immediately prior to the Change in Control of KCSI.
During the Three-Year Period, Railway shall continue to pay Executive base salary on the same basis, at the same intervals, and at a rate not less than that, paid to Executive at the Control Change Date.
          (b) Benefits. During the Three-Year Period, Executive shall be entitled to participate, on the basis of his executive position, in each of the following KCSI or Railway plans (together, the "Specified Benefits") in existence, and in accordance with the terms thereof, at the Control Change
Date:
               (i)  any incentive compensation plan;
               (ii) any benefit plan, and trust fund associated therewith, related to (A) life, health, dental, disability, accidental death
and
          dismemberment insurance or accrued but unpaid vacation time, (B) profit sharing, thrift or deferred savings (including deferred compensation, such as under Sec. 401(k) plans), (c) retirement or pension benefits,
     (D)ERISA excess benefits and (E) tax favored employee stock ownership (such as under ESOP, and Employee Stock Purchase programs); and
               (iii) any other benefit plans hereafter made generally available to executives of Executive's level or to the employees of Railway generally.

In addition, all outstanding options held by Executive under any stock option plan of KCSI or its affiliates shall become immediately exercisable on the Control Change Date, except that such options shall not be exercisable earlier than six months after the date such options were granted.
          (c) Payment. With respect to any plan or agreement under which Executive would be entitled at the Control Change Date to receive Specified Benefits as a general obligation of Railway which has not been separately funded (including specifically, but not limited to, those referred to under Paragraphs 7(b)(i) and 7(b)(ii)(D) above), Executive shall receive within five
(5) days after such date full payment in cash (discounted to then present value on the basis of a rate of seven percent (7%) per annum) of all amounts to which he is then entitled thereunder.
          (d) Change in Control of KCSI. For purposes of this Agreement, a "Change in Control of KCSI" shall be deemed to have occurred if (i) for any reason at any time less than seventy-five percent (75%) of the members of the KCSI Board shall be individuals who fall into any of the following categories:
(A) individuals who were members of the KCSI Board on the date of this Agreement; or (B) individuals whose election, or nomination for election by KCSI's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the KCSI Board then still in office who were members of the KCSI Board on the date of this Agreement; or (c) individuals whose election or nomination for election by KCSI s stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the KCSI Board then still in office who were elected in the manner described in (A) or (B) above, or (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have become, according to a public announcement or filing, without the prior approval of the KCSI Board, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KCSI representing thirty percent (30%) (or, with respect to Paragraph 7(c) hereof, 40%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of KCSI's then outstanding voting securities (such "person" hereafter referred to as a "Major Stockholder"); or (iii) the stockholders of KCSI shall have approved a merger, consolidation or dissolution of KCSI or a sale, lease, exchange or disposition of all or substantially all of KCSI's assets, or a Major Stockholder shall have proposed any such transaction, unless any such merger, consolidation, dissolution, sale, lease, exchange or disposition shall have been approved by a least seventy-five percent (75%) of the members of the KCSI Board who were individuals who fall into any of the categories described in (i)(A), (B) or (c) of this Paragraph 7(d).
          (e) Termination After Control Change Date. Notwithstanding any other provision of this Paragraph 7, at any time after the Control Change Date, Railway may, through its Board, terminate the employment of Executive (the "Termination"), but within five (5) days of the Termination it shall pay to Executive his full base salary through the Termination, to the extent not theretofore paid, plus a lump sum amount (the "Special Severance Payment") equal to the product (discounted to then present value on the basis of a rate of seven percent (7%) per annum) of his annual base salary specified in Paragraph 7(a) hereof multiplied by the number of years and any portion thereof remaining in the Three-Year Period (or if the balance of the Three-Year Period after Termination is less than one year, for one year (such one year period is hereinafter called the "Extended Period")). Specified Benefits to which Executive was entitled immediately prior to Termination shall continue until the end of the Three-Year Period (or the Extended Period, if applicable); provided that if any plan pursuant to which Specified Benefits are provided immediately prior to Termination would not permit continued participation by Executive after Termination, then Railway shall pay to Executive within five (5) days after Termination a lump sum payment equal to the amount of Specified Benefits Executive would have received if Executive had been fully vested in maximum benefits available to Executive (regardless of any limitations based on the earnings or performance of KCSI or Railway) and a continuing participant in such plan to the end of the Three-Year Period or the Extended Period, if applicable.
          (f) Resignation After Control Change Date. In the event of a Change in Control of KCSI, thereafter, upon good reason (as defined below), Executive may, at any time during the Three-Year Period or the Extended Period, in his sole discretion, on not less than thirty (30) days' written notice to the Secretary of Railway and effective at the end of such notice period, resign his employment with Railway (the "Resignation"). Within five
(5) days of such a Resignation, Railway shall pay to Executive his full base salary through the effective date of such Resignation, to the extent not theretofore paid, plus a lump sum amount equal to the Special Severance Payment (computed as provided in the first sentence of Paragraph 7(e), except that for purposes of such computation all references to "Termination" shall be deemed to be references to "Resignation"). Upon Resignation of Executive, Specified Benefits to which Executive was entitled immediately prior to Resignation shall continue on the same terms and conditions as provided in Paragraph 7(e) in the case of Termination (including equivalent payments provided for therein). For purposes of this Agreement, Executive shall have "good reason" if there occurs without his consent (i) a reduction in the character of the duties assigned to Executive or in executive's level of work responsibility or conditions; (ii) a reduction in Executive's base salary as in effect immediately prior to the Control Change Date or as the same may have been increased thereafter; (iii) a failure by Railway to (A) continue any of the plans of the type referred to in Paragraph 7(b) which shall have been in effect at the Control Change Date (including those providing for Specified Benefits) or to continue Executive as a participant in any of such plans on at least the basis in effect immediately prior to the Control Change Date; or (B) provide other plans under which at least equivalent compensation and benefits are available and in which Executive continues to participate on a basis at least equivalent to his participation in the Railway plans in effect immediately prior to the Control Change Date; or (c) to make payment required under Paragraph 7(c); (iv) requiring Executive to be based in any city different than the city in which Executive was based immediately prior to the Control Change Date, except for required travel on Railway's business to an extent substantially consistent with Executive's obligations immediately prior to the Control Change Date; or (v) any breach by Railway of this Agreement to the extent not previously specified.
          (g) Termination for Cause After Control Change Date. Notwithstanding any other provision of this Paragraph 7, at any time after the Control Change Date, Executive may be terminated by Railway "for cause" without notice and without any payment hereunder only if such termination is for an act of dishonesty by Executive constituting a felony under the laws of the State of Missouri which resulted or was intended to result in gain or personal enrichment of Executive at Railway's expense.
          (h) Gross-Up Provision. If any portion of any payments received by Executive from Railway on or after the Control Change Date (whether payable pursuant to the terms of this Agreement or any other plan, agreement or arrangement with Railway or any person whose actions result in a Change of Control of KCSI), shall be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor statutory provision ("Parachute Payments"), Railway shall pay to Executive, within five
(5) days of Executive's Termination or Resignation such additional amounts as are necessary so that, after taking into account any tax imposed by such
Section 4999 or any successor statutory provision on any such Parachute Payments (as well as any income tax or Section 4999 tax on payments made pursuant to this sentence), Executive is in the same after-tax position that Executive would have been in if such Section 4999 or any successor statutory provision did not apply and no payments were made pursuant to this sentence.
          (i) Expenses. If any dispute should arise under this Agreement after the Control Change Date involving an effort by Executive to protect, enforce or secure rights or benefits claimed by Executive hereunder, Railway shall pay (promptly upon demand by Executive accompanied by reasonable evidence of incurrence) all reasonable expenses (including attorneys' fees) incurred by Executive in connection with such dispute, without regard to whether Executive prevails in such dispute except that Executive shall repay Railway any amounts so received if a court having jurisdiction shall make a final, non-appealable determination that Executive acted frivolously or in bad faith by such dispute. To assure Executive that adequate funds will be made available to discharge Railway's obligations set forth in the preceding sentence, Railway has established a trust and upon the occurrence of a Change in Control of KCSI shall promptly deliver to the trustee of such trust to hold in accordance with the terms and conditions thereof that sum which the Railway Board shall have determined is reasonably sufficient for such purpose.
          (j) Prevailing Provisions. On and after the Control Change Date, the provisions of this Paragraph 7 shall control and take precedence over any other provisions of this Agreement which are in conflict with or address the same or a similar subject matter as the provisions of this Paragraph 7.

     8.   Termination of Employment Upon Change of Ownership .
          (a)  Change of Ownership.   For purposes of this paragraph 8, a
"Change of Ownership" shall be deemed to have occurred if:
                (i)  Any  " person," as such term is used in Sections 13(d)
and 14(d)(2) of the Exchange Act (other than KCSI, Railway, any trustee    or
other fiduciary holding securities under any employee benefit plan of KCSI or Railway, or any corporation owned, directly or indirectly, by
     t he stockholders of KCSI or Railway in substantially the same proportions as their ownership of the stock of KCSI or Railway), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the
Exchange Act) directly or indirectly, of securities of KCSI or Railway representing 50% or more of the combined voting power of such corporation's then outstanding securities;
               (ii) The stockholders of KCSI or Railway approve a merger or consolidation of such corporation with any other corporation, other than
     (A) a merger or consolidation which would result in the voting securities of such corporation outstanding immediately prior there to continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) mo  re than
50%    of the combined voting power of the voting securities  of such corporation or such surviving entity outstanding immedi ately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of such corporation (or similar transaction) in which no "person" (as defined in Paragraph 8(a)(i)) acquires 50% or more of the combined voting power of such corporation's then outstanding securities; or
          (iii) The stockholders of KCSI or Railway approve a plan of complete liquidation of such corporation or an agreement for the sale or disposition by such corporation of all or substantially all of such corporation s assets, unless immediately after such liquidation or disposition of assets KCSI or Railway is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities or interests of the transferee of the assets of such corporation, representing more than 50% of the combined voting power of such transferee's then outstanding securities or other ownership interests.

     (b) Termination Other Than For Cause. Executive shall be entitled to the severance benefits set forth in Paragraph 8(c) below, if, within three (3) years after a Change of Ownership, Executive's employment is terminated by Railway other than for cause, and
               (i) Railway does not offer Executive "similar employment" (as defined below), or
               (ii) Railway terminates such similar employment other than for cause within three (3) years after a Change of Ownership.

For purposes of this Paragraph 8(b) and Paragraph 8(c) below, Executive's employment shall be deemed to be terminated other than for cause if Executive resigns because Executive's employment is altered other than for cause and without Executive's consent so it is no longer similar employment. For purposes of this Paragraph 8(b), similar employment shall mean an employment position having duties of a character similar to the duties previously assigned to Executive and a base salary, determined in accordance with Paragraph 2(a) above, equal to or greater than Executive s base salary in effect immediately prior to the Change of Ownership, but an employment position shall constitute similar employment whether or not the position involves similar or comparable levels of responsibility and, provided Executive s relocation costs are paid by Railway, regardless of whether the similar employment is in a different city or other location within the continental United States. If Executive's employment is terminated other than for cause, and Railway offers Executive similar employment but Executive does not accept such similar employment, Executive shall be entitled to benefits only under Paragraph 4(d)(ii) above and shall not receive any benefits under Paragraph 8(c) below.
          (c) Severance Benefits. When Paragraph 8(b) above is applicable, and subject to the limitations of Paragraph 8(d) below, Railway, for the period from the date of termination of employment or similar employment, whichever is later, through the end of three (3) years following the Change of Ownership, or for a period of one (1) year, whichever period is longer,
(A) shall pay to Executive as severance pay a monthly amount equal to one-twelfth (1/12th) of the annual base salary referenced in Paragraph 2(a) above, at the rate in effect immediately prior to the Change of Ownership and,
(B) shall reimburse Executive for the cost (including state and federal income taxes payable with respect to this reimbursement) of continuing the health insurance coverage provided pursuant to this Agreement or obtaining health insurance coverage comparable to the health insurance provided pursuant to this Agreement, and obtaining coverage comparable to the life insurance provided pursuant to this Agreement, unless Executive is provided comparable health or life insurance coverage in connection with other employment.
The foregoing obligations shall continue until the end of the period provided herein notwithstanding the death or disability of Executive during said period (except, in the event of death, the obligation to reimburse Executive for the cost of life insurance shall not continue). In addition, notwithstanding the terms of any option agreement dated prior to the execution of this Agreement, upon a termination of Executive's employment other than for cause which entitles Executive to the severance benefits set forth in this Paragraph 8(c), all outstanding options held by Executive under any stock option plan of KCSI or its affiliates shall become immediately exercisable, except that no such options shall be exercisable earlier than one year after the date such options were granted. For purposes of the underlying option agreements, all such options shall be deemed to be exercisable immediately prior to such termination of Executive's employment, and the underlying options agreements hereby are amended to reflect the provisions of this Agreement. If any of Executive s stock options do not become exercisable because Executive s termination of employment occurs within one year of the grant date of the options, Railway immediately shall pay Executive the aggregate difference between the option price of such options and the fair market value of the KCSI stock on the date of termination of Executive s employment (or on the date of the Change of Ownership, if KCSI stock no longer exists or is not publicly traded on the date of termination of employment). In the year in which termination of employment occurs, Executive shall be eligible to receive benefits under the Railway Incentive Compensation Plan and the KCSI Executive Plan (if such Plans then are in existence and Executive was entitled to participate immediately prior to termination) in accordance with the provisions of such plans then applicable, and severance pay received in such year shall be taken into account for the purpose of determining benefits, if any, under the Railway Incentive Compensation Plan but not under the KCSI Executive Plan. After the year in which termination occurs, Executive shall not be entitled to accrue or receive benefits under the Railway Incentive Compensation Plan with respect to the severance pay provided herein, notwithstanding that benefits under such plan then are still generally available to executive employees of Railway. After termination of employment, Executive shall not be entitled to accrue or receive benefits under any other employee benefit plan or program, except that Executive shall be entitled to participate in the KCSI Profit Sharing Plan, the KCSI Employee Stock Ownership Plan and the KCSI Section 401(k) Plan (if Railway employees then still participate in such plans) in the year of termination of employment only if Executive meets all requirements of such plans for participation in such year.
          (d) Prevailing Provisions. If a Change in Control of KCSI (as defined in Paragraph 7(d) above) occurs prior to or simultaneously with a Change of Ownership (as defined in this Paragraph 8), Executive shall be entitled only to the benefits provided in Paragraph 7 of this Agreement and shall have no rights or benefits under this Paragraph 8. In any circumstance in which the provisions of Paragraph 8(c) above are applicable, Executive shall not be entitled to receive any benefits provided in Paragraph 4(d)(ii) of this Agreement.

     9.   Mitigation and Other Employment.  After a termination of
Executive s employment pursuant to Paragraph 4(d)(i), a Change in Control of KCSI or a Change of Ownership, Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and except as otherwise specifically provided in Paragraphs 4(d)(ii) or 8(c) with respect to health and life insurance, no such other employment, if obtained, or compensation or benefits payable in connection therewith shall reduce any amounts or benefits to which Executive is entitled hereunder. Such amounts or benefits payable to Executive under this Agreement shall not be treated as damages but as severance compensation to which Executive is entitled because Executive s employment has been terminated.

     10. KCSI Not An Obligor. Notwithstanding that KCSI has executed this Agreement, it shall have no obligation for the payment of salary, benefits, or other compensation hereunder, and all such obligations shall be the sole responsibility of Railway.

     11. Notice. Notices and all other communications to either party pursuant to this Agreement shall be in writing and shall be deemed to have been given when personally delivered, delivered by facsimile or deposited in the United States mail by certified or registered mail, postage prepaid, addressed, in the case of Railway or KCSI, to Railway or KCSI at 114
West 11th Street, Kansas City, Missouri 64105, Attention: Secretary, or, in the case of the Executive, to him at 1909 West 69th Street, Shawnee Mission, Kansas 66208, or to such other address as a party shall designate by notice to the other party.

     12. Amendment. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in a writing signed by Executive, the Chairman of Railway and the President of KCSI. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

     13. Successors in Interest. The rights and obligations of KCSI and Railway under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of KCSI and Railway, regardless of the manner in which such successors or assigns shall succeed to the interest of KCSI or Railway hereunder, and this Agreement shall not be terminated by the voluntary or involuntary dissolution of KCSI or Railway or by any merger or consolidation or acquisition involving KCSI or Railway, or upon any transfer of all or substantially all of KCSI s or Railway's assets, or terminated otherwise than in accordance with its terms. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation or other person to which such assets shall be transferred. Neither this Agreement nor any of the payments or benefits hereunder may be pledged, assigned or transferred by Executive either in whole or in part in any manner, without the prior written consent of Railway.

     14. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     15. Controlling Law and Jurisdiction. The validity, interpretation and performance of this Agreement shall be subject to and construed under the laws of the State of Missouri, without regard to principles of conflicts of law.

     16. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and terminates and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the terms of Executive's employment or severance arrangements, including without limitation, the 1995 Employment Agreement.














     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                         THE KANSAS CITY SOUTHERN RAILWAY COMPANY

                         By          /s/ Landon H. Rowland
                             Landon H. Rowland, Chairman of the Board

                         KANSAS CITY SOUTHERN INDUSTRIES, INC.

                         By          /s/ Landon H. Rowland
                                Landon H. Rowland, President

                                   /s/ Michael R. Haverty
                                     Michael R. Haverty